UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2011 (January 14, 2011)

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2011, Petrohawk Energy Corporation (the “Company”) and certain of its subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc. (“Barclays”), by which the Company agreed to issue and sell, and Barclays agreed to purchase, $400 million in aggregate principal amount of its 7 1/4% Senior Notes due 2018 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Company expects that the offering of the Notes will close on January 31, 2011.

The Notes are an additional issue of the Company’s outstanding 7 1/4% Senior Notes due 2018,which were issued in an aggregate principal amount of $825 million on August 17, 2010 (the “Initial Notes”). The Notes will be issued under the indenture dated August 17, 2010 (the “Indenture”) with U.S. Bank National Association, as trustee, which governs the Initial Notes and the Notes, and the Notes will be part of the same series as the Initial Notes. Interest on the Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2011. Interest on the Notes will accrue from August 17, 2010, the original issuance date of the series.

The Notes will be sold to Barclays at 100.175% of the aggregate principal amount of the Notes. The net proceeds from the sale of the Notes will be approximately $400.5 million (after deducting estimated offering fees and expenses). The Company intends to use a portion of the net proceeds to redeem all of its outstanding 7 1/8% Senior Notes due 2012 and will use the remainder to provide working capital for general corporate purposes, which may include the repayment of borrowings outstanding under its senior revolving credit facility.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and its existing wholly-owned subsidiaries, on the one hand, and Barclays, on the other, have agreed to indemnify each other against certain liabilities.

The foregoing description of the Purchase Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated by this reference.

Additional information regarding the terms and conditions of the Indenture and the Notes was previously disclosed in Item 2.03 of the Company’s Current Report on Form 8-K filed on August 20, 2010, and is incorporated into this Item 2.03 by reference. Any description of the Indenture is qualified in its entirety by reference to the complete text of the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 20, 2010, and incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

4.1

Indenture, dated as of August 17, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 20, 2010)

10.1	Purchase Agreement dated January 14, 2011, between the Company and Barclays Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: January 20, 2011	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President—Chief Accounting Officer and Controller

INDEX TO EXHIBITS

Exhibit No.	Item

4.1

Indenture, dated as of August 17, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 20, 2010)

10.1	Purchase Agreement dated January 14, 2011, between the Company and Barclays Capital Inc.